UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2021

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2021, Skye Bioscience, Inc. (the “Company”) entered into an Exclusive Sponsored Research Agreement (the “ESRA”) with Emerald Health Biotechnology España S.L.U. ("EHBE") to fund certain research and development programs which are of mutual interest to both the Company and EHBE. The Company's related party, Emerald Health Sciences, Inc., has a significant ownership interest in both EHBE and the Company.

Under the ESRA, the Company agrees to pay to EHBE a royalty based on any and all licensing revenue or other consideration paid to the Company by a third-party licensee, assignee or purchaser, or an amount equal to the royalty percentage multiplied by the fair value of the intellectual property created under the ESRA in connection with a change of control transaction. Pursuant to the ESRA, EHBE will provide a budget to the Company for each project, and the Company will make payments in accordance with the budget and pay an annual retainer to EHBE of $200,000 per year.

In exchange for the consideration paid by the Company to EHBE, the Company will have the right to use all data, products, and information, including intellectual property which are generated in the performance of the research under each and all projects funded by the Company pursuant to the ESRA, and EHBE assigns and agrees to assign, to the Company all rights to any intellectual property developed under or as a part of a project funded by the Company pursuant to the ESRA.

The initial term of the agreement is one year, with automatic renewal for successive one-year terms unless either party terminates upon 60 days' prior written notice pursuant to the ESRA.

The foregoing summary of the ESRA does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 10.1, and which is incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events.

On October 12, 2021, the Company issued a press release announcing the formation of a new exclusive sponsored research agreement with EHBE, focused on developing and characterizing novel molecules that can affect the endocannabinoid system for therapeutic benefit.

The information set forth in Item 8.01 of this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*+	Exclusive Sponsored Research Agreement, dated October 12, 2021, by and between the Company and Emerald Health Biotechnology España, S.L.
99.1*	Press Release
_________
* Furnished herewith.
+ Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets ("[****]") because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: October 15, 2021	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer